Exhibit 99.1

Sales Plan

Sales Plan, dated as of                      (the “Sales Plan”), between Jonathan Sills (“Seller”) and Goldman, Sachs & Co. (“Broker”).

WHEREAS, the Seller desires to establish the Sales Plan to sell shares of common stock, par value $0.001 per share (the “Stock”), of Provide Commerce, Inc.(the “Issuer”) in accordance with the requirements of Rule 10b5-1 as further set forth herein;

NOW, THEREFORE, the Seller and Broker hereby agree as follows:

1. Broker shall effect one or more sales (each a “Sale”) of shares of Stock (the “Shares”) as further set forth in the attached Annex A to the Sales Plan. Subject to the restrictions set forth herein, Broker shall effect each Sale under ordinary principles of best execution at the then-prevailing market price.

2. This Sales Plan shall become effective as of the date hereof and shall terminate on the earlier of July 26, 2005 or the death of the Seller.

3. Seller understands that Broker may effect Sales hereunder jointly with orders for other sellers of Stock of the Issuer and that the average price for executions resulting from bunched orders will be assigned to Seller’s account. All orders will be deemed day orders only and not held unless otherwise specified in Annex A.

4. Seller represents and warrants that Seller is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

5. It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

6. Seller represents that the Shares are “restricted securities” and/or that Seller may be deemed an “affiliate” of the Issuer as those terms are defined under Rule 144 of the Securities Act of 1933. Seller shall not take, and shall not cause any person or entity with which he or she would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause the Sales not to comply with Rule 144. Seller has provided Broker with ten (10) executed Forms 144, which Broker will complete and file on behalf of the Seller. Seller understands and agrees that Broker will make one Form 144 filing at the beginning of each three-month period commencing prior to the first Sale to be effected pursuant to this Plan, and that such Form 144 shall specify that the Sales are being effected in accordance with a Sales Plan intended to comply with Rule 10b5-1. Broker agrees to conduct all Sales pursuant to this Sales Plan in accordance with the manner of sale requirement of Rule 144 and in no event shall Broker effect any Sale if such Sale would exceed the then-applicable amount limitation under Rule 144, assuming that the Sales pursuant to this Sales Plan are the only sales subject to that limitation.

7. (a) Seller represents and warrants that Seller is currently permitted to sell Stock in accordance with the Issuer’s insider trading policies and has obtained the approval of the Issuer’s counsel to enter into this Sales Plan and that, other than any Rule 144 requirements set forth herein, there are no contractual, regulatory, or other restrictions applicable to the Sales contemplated under this Sales Plan that would interfere with Broker’s ability to execute Sales and effect delivery and settlement of such Sales on behalf of Seller, other than restrictions with respect to which the Seller has obtained all required consents, approvals and waivers. Seller shall notify Broker immediately in the event that any of the above statements become inaccurate prior to the termination of this Sales Plan.

(b) With respect to Shares underlying options held by Seller that are to be exercised and sold pursuant to this Plan (“Options”), Seller has delivered to Broker executed option exercise notices in the form attached hereto as Annex B covering up to the maximum number of Shares that may be sold pursuant to option exercise hereunder, and hereby authorizes Broker to deliver such notices to the Issuer’s stock administrator on Seller’s behalf as necessary to effectuate such exercises and settle such Sales. Seller agrees to make appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to assure that Stock received upon exercise of Options shall be delivered to an account at Broker in the name of and for the benefit of Seller.

(c) On each day that sales are to be made under this Sales Plan, Broker shall exercise a sufficient number of Options to effect such sales and shall exercise first those Options with the lowest exercise price; provided that Broker shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Stock, in which case the sales provided for on such day shall be cancelled and shall not be effected hereunder, and further provided, that in the event sales of any Shares to be executed are subject to a limit order, Seller shall have been deemed to have exercised the Options with respect to such notice from Broker with respect to such Shares at the beginning of the trading day on which such sales took place.

8. Seller shall make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.

9. Seller understands that Broker may not be able to effect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker or any other event or circumstance (a “Blackout”). Seller also understands that even in the absence of a Blackout, Broker may be unable to effect Sales consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the date of a Sale set forth in Annex A (“Unfilled Sales”).

Broker agrees that if Issuer enters into a transaction that results, in Issuer’s good faith determination, in the imposition of trading restrictions on the Seller, such as a stock offering requiring an affiliate lock-up (“Issuer Restriction”), and if Issuer and Seller shall provide Broker at least three (3) days’ prior written notice signed by Issuer and Seller and confirmed by telephone of such trading restrictions (Attn: Restricted Stock Desk, c/o Control Room; Fax No. (212) 902-0943; Tel: (212) 902-1511), then Broker will cease effecting Sales under this Plan until notified in writing by Issuer and Seller that such restrictions have terminated. Broker shall resume effecting Sales in accordance with this Plan as soon as practicable after the cessation or termination of a Blackout or Issuer Restriction. Any Unfilled Sales, and any Sales that would have been executed in accordance with the terms of Annex A but are not executed due to the existence of a Blackout or Issuer Restriction, shall be deemed to be cancelled and shall not be effected pursuant to this Sales Plan.

10. This Sales Plan and its enforcement, and each transaction entered into hereunder and all matters arising in connection with this Sales Plan and transactions hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law doctrine. The Sales Plan may be modified, terminated or amended only by a writing signed by the parties hereto, which the Issuer has reviewed and consented to in writing, and provided that any such modification, termination or amendment shall only be permitted at a time when the Seller is otherwise permitted to effect sales under the Issuer’s trading policies and at a time when the Seller is not aware of material nonpublic information concerning the Issuer or its securities. In the event of a modification or amendment to this Sales Plan, or in the event Seller establishes a new plan after termination of the Sales Plan, no sales shall be effected during the thirty days immediately following such modification, amendment or termination (other than Sales already provided for in the Sales Plan prior to modification, amendment or termination).

11. Broker shall have the right to require, as a condition to Broker’s consent to any modification, termination or amendment under paragraph 10, that Seller shall (i) exculpate Broker from any action taken or omitted to be taken by Broker and (ii) indemnify Broker against any losses, damages, liabilities or expenses incurred by Broker, in each case for actions or losses in connection with or arising out of this Sales Plan and any amended or subsequent sales plan.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

Goldman, Sachs & Co.
Jonathan Sills
By:
	Name:	Michael Dweck
	Title:	Managing Director

Acknowledged:

Provide Commerce Inc.

By:
Name:
Title:

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